Exhibit 99.1

The Hanover Insurance Group, Inc. Announces Pricing of $300 Million Senior Notes Offering and Intention to Redeem Its 2053 Subordinated Debentures

WORCESTER, Mass., August 19, 2020 /PRNewswire/ — The Hanover Insurance Group, Inc. (NYSE: THG) today announced it has priced a registered offering of $300 million aggregate principal amount of senior, unsecured 2.50% notes due September 1, 2030 (the “Notes”). The company plans to use the net proceeds from the issuance of the Notes to redeem its outstanding 6.35% subordinated debentures due 2053 (the “Debentures”) and for general corporate purposes. The company anticipates the debt offering will close on or around August 24, 2020, subject to customary closing conditions. Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as the joint book-running managers for the offering.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state or jurisdiction. The offering is being made pursuant to an effective shelf registration filed with the Securities and Exchange Commission (“SEC”) on August 17, 2020. A prospectus and prospectus supplement related to this offering have been filed with the SEC. This press release does not constitute a notice of redemption with respect to, or any offer to purchase, the Debentures. Any such notice will be given to holders of the Debentures in a manner prescribed in the indenture governing the Debentures.

Copies of the prospectus and related prospectus supplement may be obtained at no cost by visiting the SEC website at http://www.sec.gov. Alternatively, copies or information concerning this offering may be obtained by contacting the joint book-running managers: Morgan Stanley & Co. LLC at Attention: Prospectus Department, 180 Varick Street, New York, New York 10014, telephone: (866) 718-1649 or by emailing prospectus@morganstanley.com, Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, telephone: 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com, or J.P. Morgan Securities LLC, 383 Madison Ave., New York, New York 10179, Attn: Investment Grade Syndicate Desk, telephone: (212) 834-4533.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations with respect to future events and financial performance and the debt offering, including the expected closing of the debt offering and the use of proceeds from the debt offering.

The company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in the company’s business that may affect future performance and that are discussed in readily available documents, including those risks which are discussed in readily available documents, such as the company’s annual report and other documents filed by the company with the SEC.

CONTACTS

Investors:	Media:
Oksana Lukasheva	Michael F. Buckley
(508) 855-2063	(508) 855-3099
olukasheva@hanover.com	mibuckley@hanover.com

Emily Trevallion
(508) 855-3263
etrevallion@hanover.com